Page - 1 CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT This CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT (this "Agreement") is made and entered into by and between Patrick Industries, Inc. an Indiana corporation ("Company") and Kip Ellis ("Employee"). Each of Company and Employee may be individually referred to in this Agreement as a "Pmty" and collectively referred to as the "Patties." RECITALS WHEREAS, Company employs Employee in the position of President - Powersports and Housing pursuant to the terms and conditions of that certain Employment Agreement having been entered into by and between Company and Employee and effectively dated March 4, 2017 (the "Employment Agreement"); WHEREAS, Employee's employment with Company is ending effective December 12, 2025;and WHEREAS, Company and Employee desire to ensure the continued protection of Company's trade secrets, confidential and proprietaty information, as well as the preservation of its customer relationships and goodwill, and also desire to end Employee's employment relationship on an amicable basis, to resolve any and all disputes that Employee may or could have against Company, including but not limited to, any claims arising out of or from Employee's employment with Company or the conclusion of such employment, and any other issue that arose prior to the execution of this Agreement. AGREEMENT NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein, the Parties agree as follows: 1. Definition. Throughout this Agreement, the term "Company" and/or "Released Parties" shall encompass the following: a. Patrick Industries, Inc., and any other subsidiary, parent company, affiliated entity, related entity or division of any of the foregoing; and b. Any cunent or former officer, director, trustee, agent, employee, insurer, shareholder, representative, or employee benefit or welfare program or plan (including the administrators, trustees, and fiduciaries of such program or plan) of any entity referenced in or encompassed by subsection l(a) of this Agreement. 2. Employment. Employee's employment with Company will end effective December 12, 2025 ("Separation Date"). On the next regularly scheduled payroll date, Company will pay Employee's regular salaty earned through the Separation Date. Corlfidenlial Employee's Initials: Company's Initials: �#1C-�- Exhibit 10.24